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EXHIBIT 12.1 - STATEMENT REGARDING COMPUTATION OF FINANCIAL RATIOS

(in millions, except share and per share data)

                                             2002             2001             2000             1999             1998
1.   NET INCOME AS A PERCENT
     TO SALES

    A Net Income                           $  52.1          $   5.6          $  18.3           $  42.6          $  70.4
    B Net Sales                            $ 451.5          $ 420.9          $ 422.4           $ 516.8          $ 465.0

    A % of B                                  11.5%             1.3%             4.3%              8.2%            15.1%

2. EFFECTIVE INCOME TAX
   RATE

    C Income Taxes                         $  23.0          $  19.8          $  17.4           $  32.7          $  41.5
    D Income before Income                 $  74.0          $  36.7          $  35.7           $  75.3          $ 111.9
        Taxes

    C % of D                                  31.0%            54.0%            48.8%             43.4%            37.1%

3. EBITDA PER SHARE

    Net cash provided by
    operating activities                   $ 100.0          $  90.0          $ 134.0           $ 108.7          $ 238.3
    Changes in operating assets
    and liabilities:
    Accounts receivable and
    prepaid expenses                         (39.7)            33.3            (51.9)             14.2            (53.6)
    Inventories                               (3.5)            (4.3)            (4.7)            (31.6)             5.7
    Account payable and accrued
    expenses                                  13.0            (15.3)             7.2               6.1            (35.7)
    Deferred income received                     -                -            (38.6)                -                -
    Other non-current assets and
    liabilities                               21.5              6.9             39.1              12.9             21.0
    Taxation:
    Changes in income taxes and
    other current liabilities                 (0.6)            (0.4)            20.6              14.0            (45.0)
    Deferred income taxes                     (1.6)             0.8             (5.2)            (14.5)            (1.5)
    Taxation charge                           23.0             19.8             17.4              32.7             41.5
    Tax on extraordinary item                    -             (5.8)               -                 -                -
    Interest:
    Interest income                           (0.7)            (2.1)            (2.1)             (3.9)            (2.7)
    Interest expense                          13.1             19.6             22.8              25.9             25.2
    Finance cost amortization                 (2.2)               -                -                 -                -
    Other:
    Minority interest share of
    profits                                    3.0              4.2              3.6               1.9                -
    Loss on disposal of equipment             (5.7)            (1.1)            (2.0)              1.2              0.9
                                        ---------------------------------------------------------------------------------
    EBITDA (E)                             $ 119.6          $ 145.6          $ 140.2           $ 167.6          $ 194.1
                                        ---------------------------------------------------------------------------------


    F Basic shares outstanding              11,817           11,764           12,581            13,827           14,514
    G Diluted shares outstanding            12,557           12,501           13,000            13,979           14,514

    E/F Basic EBITDA per share             $ 10.12          $ 12.38          $ 11.14           $ 12.12          $ 13.37
    E/G Diluted EBITDA per share           $  9.52          $ 11.65          $ 10.78           $ 11.99          $ 13.37

Shares in thousands, EBITDA per share in dollars.

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
                                             2002             2001             2000              1999             1998
4.  CURRENT RATIO

    H Current Assets                       $ 171.8          $ 238.3          $ 188.5           $ 255.8          $ 240.9
    I Current Liabilities                  $ 187.6          $ 235.3          $ 131.3           $ 206.8          $ 205.2

    H : I                                      0.9              1.0              1.4               1.2              1.2

5. EARNINGS PER SHARE

    J Net income                           $  52.1          $   5.6          $  18.3           $  42.6          $  70.4
    K Basic shares outstanding              11,817           11,764           12,581            13,827           14,514
    L Diluted shares outstanding            12,557           12,501           13,000            13,979           14,514

    J/K Basic earnings per share           $  4.41          $  0.47          $  1.46           $  3.08          $  4.85
                                        -------------    -------------    -------------     ------------     ------------
    J/L Diluted earnings per share         $  4.15          $  0.44          $  1.41           $  3.05          $  4.85
                                        -------------    -------------    -------------     ------------     ------------

Shares in thousands, earnings per share in dollars.

 6. WORKING CAPITAL

    M Current Assets                       $ 171.8          $ 238.3          $ 188.5           $ 255.8          $ 240.9
    N Current Liabilities                    187.6            235.3            131.3             206.8            205.2
    O Current Portion of Long-
        Term Loan                             56.8             65.1             30.0              80.0             71.0

    M-N+O Working Capital                  $  41.0          $  68.1          $  87.2           $ 129.0          $ 106.7